EXHIBIT 99-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Sleepy Eye Telephone Company
New Ulm, Minnesota

We have audited the accompanying balance sheets of Sleepy Eye Telephone Company (a wholly-owned subsidiary of Hector Communications Corporation) as of December 31, 2012 and 2011, and the related statements of income, stockholder’s equity and cash flows for each of the years in the two year period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sleepy Eye Telephone Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years in the two year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/Olsen Thielen & Co., Ltd.
St. Paul, Minnesota
March 15, 2013

SLEEPY EYE TELEPHONE COMPANY
BALANCE SHEET
DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
CURRENT ASSETS:
Cash	$18,150	$53,003
Accounts receivable (net of allowance of $2,256 and $1,234)	283,690	286,724
Receivable from affiliate	—	36,973,116
Materials, supplies and inventories	105,103	93,006
Other current assets	32,503	25,985
Total current assets	439,446	37,431,834
PROPERTY, PLANT AND EQUIPMENT:	28,624,370	27,908,999
less accumulated depreciation	(23,942,872)	(22,824,436)
Net property, plant and equipment	4,681,498	5,084,563

OTHER ASSETS:
Goodwill	40,740	40,740
Investment in unconsolidated affiliate	440,590	466,159
Other investments	43,326	33,401
Total other assets	524,656	540,300
TOTAL ASSETS	$5,645,600	$43,056,697
LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	171,114	167,201
Accrued expenses	11,297	10,775
Total current liabilities	182,411	177,976
Deferred Income Taxes	972,779	1,097,662

Total liabilities	1,155,190	1,275,638
STOCKHOLDER’S EQUITY:
Common Stock, $1 par value; 1,600,000 shares authorized; 1,278,575 shares issued and outstanding	1,278,575	1,278,575
Paid in Capital	131,492	131,492
Retained Earnings	3,080,343	40,370,992
Total Stockholder’s Equity	4,490,410	41,781,059
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$5,645,600	$43,056,697

The accompanying notes are an integral part of the financial statements.

SLEEPY EYE TELEPHONE COMPANY
STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
REVENUES:
Local service	$1,158,468	$1,211,541
Network access	1,716,584	1,869,670
Video services	728,305	654,549
Internet services	1,464,517	1,433,199
Other	459,460	450,885
Total operating revenues	5,527,334	5,619,844

COSTS AND EXPENSES:
Plant operations, excluding depreciation	1,177,845	1,121,889
Cost of video	563,689	494,388
Cost of internet	120,455	122,528
Cost of other nonregulated services	19,210	32,061
Depreciation	1,186,129	1,140,510
Selling, general and administrative	486,390	430,431
Total operating expenses	3,553,718	3,341,807

OPERATING INCOME	1,973,616	2,278,037

OTHER INCOME (EXPENSE):
Interest expense	(109)	(73)
Interest and dividend income	13,984	3,843
Income (loss) from investments in unconsolidated affiliate	(25,569)	40,176
Other income (expense), net	(11,694)	43,946

INCOME BEFORE INCOME TAXES	1,961,922	2,321,983

INCOME TAX EXPENSE	799,444	942,655

NET INCOME	$1,162,478	$1,379,328

BASIC AND DILUTED NET INCOME PER SHARE	$0.91	$1.08

The accompanying notes are an integral part of the financial statements.

SLEEPY EYE TELEPHONE COMPANY
STATEMENT OF STOCKHOLDER’S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Common Stock	Paid In Capital	Retained Earnings	Total

BALANCE at December 31, 2010	$1,278,575	$131,492	$38,991,664	$40,401,731

Net Income			1,379,328	1,379,328

BALANCE at December 31, 2011	1,278,575	131,492	40,370,992	41,781,059

Net Income			1,162,478	1,162,478

Non-Cash Dividend			(38,453,127)	(38,453,127)

BALANCE at December 31, 2012	$1,278,575	$131,492	$3,080,343	$4,490,410

The accompanying notes are an integral part of the financial statements.

SLEEPY EYE TELEPHONE COMPANY
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Cash Flows from Operating Activities:
Net income	$1,162,478	$1,379,328
Adjustments to reconcile net income to net Cash provided by operating activities:
Depreciation and amortization	1,186,129	1,140,510
Loss (Income) from unconsolidated affiliate	25,569	(40,176)
Changes in assets and liabilities:
Accounts receivable	3,034	(64,907)
Materials, supplies and inventories	(12,097)	10,155
Other current assets	(6,518)	(9,535)
Accounts payable	3,912	127,081
Accrued expenses	522	(32)
Deferred income taxes	(124,882)	156,099

Net cash provided by operating activities	2,238,147	2,698,523

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(783,065)	(892,656)
Receivables from affiliates	(1,480,010)	(1,776,849)
Change in other assets	(9,925)	2,309

Net cash used in investing activities	(2,273,000)	(2,667,196)

Net Increase (Decrease) in Cash	(34,853)	31,327

Cash at Beginning of the Year	53,003	21,676

Cash at End of the Year	$18,150	$53,003

Supplemental disclosures of cash flow information:
Interest paid during the period	$109	$73
Income taxes paid during the period	$924,326	$786,556

The accompanying notes are an integral part of the financial statements.

SLEEPY EYE TELEPHONE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business:

SETC is a Minnesota Corporation, and a wholly-owned subsidiary of HCC, that provides local exchange services and long distance toll services in and around the communities of Bellechester, Goodhue, Hanska, Mazeppa, Sleepy Eye and White Rock in south central and southeastern Minnesota (approximately 4,500 access lines). SETC provides digital video service, dial-up and high-speed Internet access services, and business telephone systems to Bellechester, Goodhue, Hanska, Mazeppa, Sleepy Eye and White Rock area residents and businesses.

SETC also holds an 8.13 percent ownership interest in Broadband Visions, LLC a Minnesota limited liability corporation that delivers digital television signals to video program distributors from a head end located in Hutchinson, Minnesota.

Regulatory accounting: Accounting practices prescribed by regulatory authorities have been considered in the preparation of the financial statements and formulation of accounting policies for telephone companies. These policies conform to accounting principles generally accepted in the United States of America (GAAP) as applied to regulated public utilities.

Estimates: The presentation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the balance sheet date, and the reported amounts of revenues and expenses during the reporting period. The estimates and assumptions used in the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the time of the financial statements. Actual results could differ from those estimates. The Company’s financial statements are also affected by depreciation rates prescribed by regulators, which may result in different depreciation rates than for an unregulated enterprise.

Subsequent Events: In preparing these financial statements, the Company has evaluated for recognition or disclosure the events or transactions that occurred through March 15, 2013, the date the financial statements were available to be issued.

Revenue recognition: Revenues are recognized when earned, regardless of the period in which they are billed. Network access revenues are based upon interstate tariffs filed with the Federal Communications Commission by the National Exchange Carriers Association (NECA) and state tariffs filed with state regulatory agencies. Interstate network access revenues are furnished in conjunction with interexchange carriers and are determined by cost separation studies. Access charges billed to interexchange carriers for interstate access are pooled with like revenues from all NECA member companies. The pooled access revenue the Company receives from the pool is based on the Company’s actual costs of providing the interstate access service. Revenues include estimates pending finalization of cost studies. Management believes recorded revenues are reasonable based on estimates of final cost separation studies, which are typically settled within two years.

SLEEPY EYE TELEPHONE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Presentation of Taxes Collected From Customers: Sales, excise and other taxes are imposed on most of the Company’s sales to nonexempt customers. The Company collects the taxes from customers and remits the entire amounts to the governmental authorities. The Company’s accounting policy is to exclude the taxes collected and remitted from revenues and expenses.

Income taxes: The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. Deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Significant components of the Company’s deferred taxes arise from differences in the basis of property, plant and equipment due to the use of accelerated depreciation methods for tax purposes, partnerships due to the differences between book and tax income and intangible assets which are amortized for book purposes but not deductible for tax purposes.

The company reviews income tax positions taken or expected to be taken in income tax returns to determine if there are any income tax uncertainties. The Company recognizes tax benefits from uncertain tax positions only if it is more likely than not that the tax positions will be sustained on examination by taxing authorities, based on the technical merits of the positions. For any uncertain tax position, the tax benefit recognized is measured at the largest amount of the benefit that carries a greater than 50% likelihood of being realized upon settlement. The Company’s federal and state income tax returns are open to examination for tax years 2009 through 2011. There is a state income tax audit in process for 2006 through 2008.

Net income per share: Basic and diluted net income per common share is based on the weighted average number of common shares outstanding during the period presented.

Accounts receivable: Receivables are stated at the amount the Company expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to the receivable accounts.

A significant portion of the Company’s revenues are received from long distance carriers in the telephone industry. Consequently, the Company is directly affected by the financial well-being of that industry. The credit risk associated with these accounts is minimized due to the large number of long distance carriers.

Materials, supplies and inventories: Materials, supplies and inventories are valued at the lower of average cost or market.

SLEEPY EYE TELEPHONE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, plant and equipment: Property, plant and equipment is recorded at cost. Depreciation is computed using principally the straight-line method based on estimated service or remaining useful lives of the various classes of depreciable assets. Maintenance and repairs are charged to operations and additions or improvements are capitalized. Items of telecommunications property sold, retired or otherwise disposed of in the ordinary course of business are removed from assets and any gains or losses are included in accumulated depreciation. Any gains or losses on non-telecommunications property and equipment retirements are reflected in the current year operations. The Company reviews long lived assets for impairment if certain events or changes in circumstances indicate that impairment may exist. The Company has not recorded any impairment losses on property, plant and equipment for the years ended December 31, 2012 or 2011.

Investments in unconsolidated affiliate: The Company is an investor in one limited liability corporation. The Company’s percentage of ownership in this joint venture is 8.13%. The Company uses the equity method of accounting for this investment, which reflects original cost and recognition of the Company’s share of operating income or losses from the respective operations.

Other investments: The Company owns stock in Solix, Inc. and has patronage credits with various electric coops. Long-term investments in corporations that are not intended for resale or are not readily marketable and in which the Company does not exercise significant influence are valued using the cost method. The cost method requires the Company to periodically evaluate these investments for impairment and if impairment is found, reduce the investment’s valuation to its net realizable value. No impairment charges have been taken against these investments

Goodwill: Under GAAP, goodwill and intangible assets with indefinite useful lives are not amortized but are instead tested for impairment on at least an annual basis and when changes in circumstances indicate that the value of goodwill may be below its carrying value. The Company has determined that the goodwill as of December 31, 2012 and December 31, 2011, is not impaired.

Disclosures about fair value of financial instruments: The fair value of the Company’s other financial instruments approximate carrying value except for long-term investments in other companies. Other long-term investments are not intended for resale and are not readily marketable, thus a reasonable estimate of fair value is not practicable.

Recently Issued Accounting Principles: In December, 2011 the Financial Accounting Standards Board (FASB) issued authoritative guidance related to balance sheet offsetting. This guidance requires enhanced disclosures for financial instruments and derivative instruments that are subject to an enforceable master netting arrangement. This guidance is effective for fiscal years beginning on or after January 1, 2013, including interim periods therein and requires retrospective for application. The Company is currently evaluating the impact this guidance will have on SETC’s financial statements.

SLEEPY EYE TELEPHONE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2011, FASB issued authoritative guidance related to the testing of goodwill for impairment. This guidance allows an entity the option to first access qualitative factors before calculating the fair value of a reporting unit. The entity may avoid applying the current two-step impairment test to a reporting unit if it determines, based on its assessment of qualitative factors, it is more likely than not that the fair value of the reporting unit is greater than its carrying amount. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. SETC’s adoption of this guidance has not had a material impact on the Company’s financial statements.

In June 2011, FASB issued authoritative guidance requiring reclassification adjustments for items that are reclassified from other comprehensive income to net income be presented on the face of the financial statements where the components of net income and the components of other comprehensive income are presented, which was deferred in December 2011. The Company will continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect before the authoritative guidance issued in June 2011 until further guidance is issued. SETC does not expect this guidance to have a material impact on the Company’s financial statements.

In May 2011, FASB issued authoritative guidance related to fair value measurements. This guidance expands existing disclosure requirements for fair value measurements and makes other amendments. Key additional disclosures include quantitative disclosures about unobservable inputs in Level 3 measures, qualitative information about sensitivity of Level 3 and classification within the fair value hierarchy for instruments where fair value is only disclosed in the footnotes but carrying amount is on some other basis. This guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. SETC’s adoption of this guidance has not had a material impact on the Company’s disclosures.

In the first quarter of 2011, the Company adopted new guidance for separating consideration in multiple-deliverable arrangements. This guidance addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how the consideration should be allocated among the separate units of accounting. SETC’s adoption of this guidance has not had a material impact on the Company’s financial statements.

The Company has reviewed all other significant newly issued accounting pronouncements and determined they are either not applicable to SETC’s business or that no material effect is expected on the Company’s financial position and results of operations.

SLEEPY EYE TELEPHONE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 2 – PROPERTY, PLANT AND EQUIPMENT

The cost of property, plant and equipment and the estimated useful lives are as follows:

	Estimated useful life	Dec 31, 2012	Dec 31, 2011
Land		$47,507	$47,507
Buildings	5-40 years	1,105,050	1,098,639
Machinery and equipment	3-15 years	1,051,257	1,054,859
Furniture and fixtures	5-10 years	5,928	5,928
Telephone plant	5-33 years	24,220,846	23,658,287
Cable television plant	10-15 years	2,193,782	2,040,058
Construction in progress		-	3,721
		28,624,370	27,908,999
Less accumulated depreciation		(23,942,872)	(22,824,436)
		$4,681,498	$5,084,563

Depreciation expense included in costs and expenses from operations was $1,186,129 and $1,140,510 for the years ended December 31, 2012 and 2011.

NOTE 3 – INVESTMENTS IN UNCONSOLIDATED AFFILIATE

The Company is a co-investor with other rural telephone companies in one limited liability corporation. This joint venture makes it possible to offer video headend and Internet services to customers that the Company could not afford to offer on its own. This joint venture also makes it possible to invest in new technologies with a lower level of financial risk. The Company recognizes income and losses from this investment on the equity method of accounting. The following table summarizes the Company’s ownership percentage, investment at December 31, 2012 and 2011 and income or loss from this investment for the years ended December 31, 2012 and 2011.

	Ownership Interest	Book Value at December 31, 2012	Book Value at December 31, 2011	Income (Loss) 2012	Income (Loss) 2011

Broadband Visions, LLC	8.13%	$440,590	$466,159	$(25,569)	$40,176

Summarized financial information for this unconsolidated affiliate as of December 31, 2012 and 2011 is as follows:

	2012	2011
Revenue	$1,673,070	$2,626,497
Operating Income	(270,882)	393,889
Net Income	(270,882)	393,889
Total Assets	5,362,913	5,717,024
Total Liabilities	162,274	245,502
Total Equity	5,200,639	5,471,522

SLEEPY EYE TELEPHONE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 4 – INCOME TAXES

Income tax expense was as follows:

	2012	2011
Currently payable taxes:
Federal	$700,111	$528,528
State	224,215	258,028
	924,326	786,556
Deferred income tax	(124,882)	156,099
	$799,444	$942,655

Deferred tax liabilities and assets as of December 31 related to the following:

	2012	2011

Deferred tax liabilities:
Fixed assets and depreciation	$922,301	$1,050,350
Investment in unconsolidated affiliate	61,117	64,575
Prepaid Expenses	13,153	10,516
	996,571	1,125,441
Deferred tax assets:
Intangibles	13,404	17,132
Other	10,388	10,647
	23,792	27,779

Net deferred income tax liability	$972,779	$1,097,662

The provision for income taxes varied from the federal statutory tax rate as follows:

	2012	2011

Tax at U.S. statutory Rate	35.0%	35.0%
Surtax exemption	(1.0)	(1.0)
State income taxes, net of federal benefit	6.7	6.6
Other	0.1	(0.0)
Effective tax rate	40.8%	40.6%

NOTE 5 – EMPLOYEE BENEFIT PLANS

The Company has 401(k) savings plans for its employees. Employees who are under the age of fifty and meet certain service requirements may contribute up to $17,000 in 2012 and $16,500 in 2011 of their salaries to the plan on a pretax basis. The Company matches a portion of employee contributions. Contributions to the plan by the Company were $16,539 and $15,088 for the years ending December 31, 2012 and 2011.

SLEEPY EYE TELEPHONE COMPANY
NOTES TO FINANCIAL STATEMENTS

NOTE 6 – SEGMENT INFORMATION

The Company operates in the communication segment and has no other significant business segments. The communication segment consists of voice, data and video communication services delivered to the customer over the Company’s local communications network.

No single customer accounted for a material portion of the Company’s revenues from the years ended December 31, 2012 and 2011. The Company has no foreign operations.

NOTE 7 – ACQUISITIONS AND DISPOSITIONS

HCC Spin-Off Agreement

On December 31, 2012, HCC completed a spin-off agreement with NU Telecom. Prior to the completion of the spin-off, HCC was equally owned by NU Telecom, Blue Earth Valley Communications, Inc. and Arvig Enterprises, Inc. Under the spin-off agreement, NU Telecom received all of the stock of SETC, in addition to certain other assets from HCC, in exchange for their stock in HCC.

NOTE 8 – SETC NON-CASH DIVIDEND

Prior to the spin-off on December 31, 2012 SETC declared a non-cash dividend of $38,453,127 to HCC (the parent company).

NOTE 9 – TRANSACTIONS WITH RELATED PARTIES

The Company receives and provides services to various related parties. Services received include digital video, special access and communications circuits, billing services, and labor, materials and equipment related to the construction of property, plant and equipment. Services provided include transport.

Total revenues from transactions with related parties were $600 and $1,285 for 2012 and 2011. Total expenses from transactions with affiliates were $654,222 and $410,963 for 2012 and 2011.